EXHIBIT 10.41

REAL ESTATE PURCHASE AND SALE AGREEMENT

1.	PARTIES The parties to this Real Estate Purchase and Sale Agreement (“Agreement”) dated as of October 22, 2012 (“Effective Date”) are:

1.1.	Vascular Solutions, Inc. (“Purchaser”), a Minnesota corporation, whose address is 6464 Sycamore Court, Maple Grove, Minnesota 55369, and

1.2.	Dayhu Investments U.S. Corporation, a Nevada corporation, (“Seller”) whose address is Suite 400 - 1788 West 5th Ave., Vancouver BC V6J 1P2, Canada.

2.	AGREEMENT. For valuable consideration, Seller and Purchaser agree as follows.

3.
PROPERTY.  Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, subject to the terms and conditions set forth in this Agreement, the following (collectively, the “Property”):

A.
The real property located at 6401 Sycamore Court, Maple Grove, Minnesota, which is legally described in Exhibit A attached to this Agreement, together with any and all buildings, fixtures, structures, landscaping and other improvements located upon such real property and all easements, appurtenances and rights of way owned by Seller belonging to such real property or any improvements on such real property, including without limitation, all mineral, oil, gas and other rights relating to such real property and any rights of Seller in and to streets, sidewalks, alleys, driveways, parking areas, and areas adjacent thereto or used in connection therewith (collectively, the “Real Property”);

B.
All personal property owned by Seller and used or useful in connection with the management and operation of the Real Property, including, without limitation, maintenance equipment (collectively, the “Personal Property”);

C.
All plans, specifications, contracts, warranties, guarantees, permits and licenses in Seller’s possession or reasonably available to Seller and pertaining to the Real Property or required in connection with the operation of the Real Property (collectively, the “Intangible Property”);

D.	All Seller’s interest as landlord in certain leases, together with all amendments, modifications and supplements thereof (collectively, the “Leases”); and

E.
All records regarding the Real Property, including without limitation records regarding income, expenses, management, leases, real estate taxes and assessments (excluding tax returns), maintenance, insurance, tenants, and capital improvements (collectively, the “Records”).  Purchaser will provide Seller with reasonable access to such pre-closing records upon the prior request of Seller for the first six (6) months following Closing.

4.	DEPOSIT; PURCHASE PRICE.

4.1.
Deposit.  Within five (5) business days after the Effective Date, Purchaser shall deliver to First American Title Insurance Company in Minneapolis (the “Title Company”), as escrow agent for the closing of this transaction, the amount of Six Hundred Fifty Thousand Dollars ($650,000) as earnest money (the “Deposit”) in part payment for the purchase price of the Property. The Deposit will be held by Title Company for the benefit of the parties in an interest-bearing account pursuant to the terms of this Agreement and the Earnest Money Escrow Agreement in the form attached hereto as Exhibit L.  Interest will accrue on the Deposit for the benefit of Purchaser; provided, however, if Purchaser forfeits any portion of the Deposit to Seller pursuant to the terms of this Agreement, then all interest accrued on the Deposit will be paid to Seller.  Upon the later of Purchaser’s approval of the suitability of the Property as a result of the Feasibility Study or satisfaction of all of Purchaser’s Contingencies, then the Deposit shall become non-refundable to Purchaser except as otherwise set forth in this Agreement.  When the Deposit is provided herein to be “non-refundable to Purchaser,” the parties intend and agree that such funds shall be paid by Title Company to Seller upon the termination or expiration of this Agreement for any reason other than (i) an uncured event of default on the part of Seller, (ii) on account of either a substantial casualty as provided below or a condemnation as provided below or (iii) failure of a Purchaser’s Contingencies as provided below.

4.2.
Purchase price.  The total purchase price for the Property (the “Purchase Price”) will be Eight Million Dollars ($8,000,000), of which the Deposit is a part.  The Purchase Price will be paid to Seller in cash through Escrow Agent at closing.

5.	TITLE TO PROPERTY.

5.1.
Conveyance.  At closing, Seller shall convey to Purchaser fee simple title to the Property by duly executed and acknowledged general warranty deed (the “Deed”), free and clear of all defects and encumbrances and subject only to those exceptions that Purchaser approves as provided below (the “Permitted Exceptions”).

5.2.
Preliminary commitment.  To the extent Seller has the following in its possession or reasonably available to it, Seller shall, within ten (10) days after the Effective Date, furnish at its sole cost and expense, the following to Buyer:  (a) any existing title policies insuring the Real Property and (b) any existing survey of the Real Property in Seller’s possession (“Seller’s Title Work”); at the time of mutual execution of this Agreement, Seller has not located a copy of any title policy or survey.  Seller ordered a preliminary commitment for an owner’s extended coverage policy of title insurance on October 17, 2012 in the amount of the Purchase Price to be issued by Title Company and accompanied by copies of all documents referred to in the commitment (collectively, the “Preliminary Commitment”).  Within twenty (20) days of execution of this Agreement, Buyer may obtain a current, ALTA/ACSM as-built survey of the Real Property prepared by a registered land surveyor in form acceptable to Buyer (the “Survey”; the Preliminary Commitment and Survey, if any, are collectively, the “Title Evidence”); Purchaser shall provide to Seller a copy of the Survey upon request and receipt.  Purchaser shall advise Seller by written notice what exceptions to title, if any, are disapproved by Purchaser (“Disapproved Exceptions”) within ten (10) days of receipt of the Title Evidence.  If Purchaser fails to give Seller written notice within such ten (10) day period, Purchaser will be deemed to have approved the exceptions to title shown on the Preliminary Commitment; provided, however, that mechanics’ or materialman’s’ liens and monetary encumbrances (other than non-delinquent ad valorem property taxes) will be deemed to be disapproved whether or not Purchaser gives any notice. Seller will have two (2) business days after receipt of Purchaser’s notice to give Purchaser notice that (i) Seller will remove Disapproved Exceptions or (ii) Seller elects not to remove Disapproved Exceptions. If Seller fails to give Purchaser notice before the expiration of the two (2) business day period, Seller will be deemed to have elected not to remove Disapproved Exceptions.  Notwithstanding anything to the contrary in this Agreement, Seller shall remove from title on or before the Closing Date all liens and other monetary encumbrances other than those approved by Purchaser.

5.2.1.
If Seller elects not to remove any nonmonetary Disapproved Exceptions, Purchaser will have until the earlier of two (2) business days after Seller gives notice of such election or the expiration of the Feasibility Study Period to notify Seller of Purchaser’s election either to proceed with the purchase and take the Property subject to those Disapproved Exceptions, or to terminate this Agreement.  If Seller gives notice that it will cause one or more nonmonetary Disapproved Exceptions to be removed but fails to remove any of them from title on or before the Closing Date, Purchaser will have the right to either (i) elect to terminate this Agreement by written notice to Seller or (ii) proceed with the purchase subject to those Disapproved Exceptions.

5.2.2.
If the Title Company issues a supplement to the Preliminary Commitment, the procedure set forth in this Section 5.2 will apply to such supplement, except that Purchaser will have two (2) business days to notify Seller of its disapproval of any new exceptions, and Seller will have two (2) business days to give Purchaser notice that Seller will either remove or not remove any new Disapproved Exceptions.  If Purchaser elects to terminate this Agreement under this Section, the escrow will be terminated, the Deposit, together with any accrued interest, must be returned immediately to Purchaser, all documents and other funds will be returned to the party who deposited them, and neither party will have any further rights or obligations under this Agreement except as otherwise provided in this Agreement.  If this Agreement is terminated, then Seller and Purchaser shall share equally any costs of terminating the escrow and any cancellation fee for the Preliminary Commitment.

5.3.
Title policy.  Seller shall cause Title Company to issue to Purchaser at closing an owner’s policy of title insurance insuring Purchaser’s title to the Property in the full amount of the Purchase Price subject only to the Permitted Exceptions (the “Title Policy”).  The Title Policy must be dated as of the Closing Date.

6.
LEASE MODIFICATION. Seller and Dex Media Inc. (“Tenant”) have entered into the Fourth Amendment To Lease, attached hereto as Exhibit M.  Upon the Purchaser’s approval of the suitability of the Property as a result of the Feasibility Study and of satisfaction of all of Purchaser’s Contingencies end of the business day on November 19, 2012, Seller agrees to agrees to promptly deliver written notice to Tenant that Seller has secured a replacement occupant for the Released Space and thereby causing the Fourth Amendment to Lease to become non-cancellable.

7.	FEASIBILITY STUDY

7.1.
Due diligence materials.  Seller has provided to Purchaser all materials specified in this Section that exist and that are in Seller’s actual possession or that Seller knows exist and to which Seller has access (collectively, the “Due Diligence Materials”).  If Seller hereafter discovers any additional items that should have been included among the Due Diligence Materials, Seller shall promptly deliver them to Purchaser.  Due Diligence Materials are:

7.1.1.	Seller’s operating budget for the current year and actual operating expenses for the most recent year available.

7.1.2.	Copies of services contracts for the Property (“Service Contracts”).

7.1.3.	Environmental reports or studies in Seller’s possession.

7.1.4.	Any surveys, plats or plans relating to the Property.

7.1.5.	All leases of the Property or any portion thereof (the “Leases”), more fully described on the rent roll to be provided by Seller (“Rent Roll”).

7.1.6.	The Intangible Property.

7.1.7.	Certificate of occupancy for the Real Property.

7.1.8.	Insurance and insurance loss history.

7.2.	Feasibility study

7.2.1.
Feasibility Study Period.  During the period commencing on the date of this Agreement and ending on November 19, 2012 (the “Feasibility Study Period”), Purchaser shall conduct a review with respect to the Property and satisfy itself with respect to the condition of and other matters related to the Property and its suitability for Purchaser’s intended use (the “Feasibility Study”).  The Feasibility Study may include all inspections and studies Purchaser deems necessary or desirable, in its sole discretion.  Purchaser and Purchaser’s agents, representatives, consultants, architects and engineers will have the right, from time to time, from and after the date of this Agreement to enter onto the Property and make borings, drive test piles and conduct any other tests and studies that may be necessary or desirable to ascertain the condition and suitability of the Property for Purchaser’s intended use.  Such tests and inspections are to be performed in a manner not disruptive to tenants or to the operation of the Property and in compliance with the lease rights of the tenants. Purchaser shall protect, defend and indemnify Seller from and against any liens or encumbrances arising due to exercise of this right of entry and shall cause any such liens or encumbrances to be promptly released.  Seller agrees to make available to Purchaser, all books, records, contracts, plans, and other documents in Seller’s files or in the files of its agents or affiliates relating to the operation and maintenance of the Property.  On or prior to the end of the Feasibility Study Period, Purchaser shall designate those Service Contracts it desires to assume at closing.  Any Service Contracts not assumed by Purchaser shall be terminated by Seller effective as of the Closing Date.

7.2.2.
Termination of agreement.  During the Feasibility Study Period, Purchaser will have the right to terminate this Agreement if Purchaser’s inspection reveals any matter not acceptable to Purchaser.  Purchaser will deliver written notice to Seller on or before the expiration of the Feasibility Study Period notifying Seller either of Purchaser’s (a) satisfaction with its Feasibility Study and election to proceed to closing or (b) election to terminate this Agreement.  If Purchaser fails to deliver written notice to Seller on or before the expiration of the Feasibility Study Period, Purchaser will be deemed to have elected to terminate this Agreement.  In the event Purchaser does not complete the purchase and if any inspection or test by Purchaser damages the Property, then Purchaser shall return the Property as near as is practicable to its original condition. If Purchaser terminates this Agreement pursuant to this Section (or is deemed to have done so), the Deposit, together with any accrued interest, will be returned to Purchaser, this Agreement will terminate, and Seller and Purchaser will be released from all further obligation or liability hereunder, except as otherwise specified by this Agreement and except for Purchaser’s obligations to indemnify Seller hereunder.

7.2.3.
Confidentiality of studies and reports.  Prior to closing of the purchase of the Property, Purchaser will not distribute or divulge the information or materials it and its agents and consultants may generate in connection with the Feasibility Study to other persons except as may be required by law or as may be necessary or desirable in connection with Purchaser’s evaluation of the Property and its suitability; provided, that during this time period no information or materials concerning wetlands or environmental matters will be divulged to any governmental entity without Seller’s consent, unless required by law. If Purchaser elects not to purchase the Property, Purchaser agrees that, except as may be required by law, it will not further divulge or further distribute the information and materials except with Seller’s consent.  Notwithstanding the foregoing, if Purchaser elects not to purchase the Property, and if Seller requests copies of the written reports and studies prepared for Purchaser in connection with its Feasibility Study, then Purchaser will make available to Seller copies of the final reports and studies.  Purchaser will, in that event, cooperate reasonably with Seller to coordinate Seller’s communications with the consultants, provided Purchaser will not be obligated to bear any costs or expend more than a reasonable period of time in doing so.

7.2.4.
Purchaser’s indemnification.  Purchaser agrees to assume all liability for and to defend, indemnify and save Seller harmless from all liability and expense (including reasonable attorneys’ fees) in connection with all liens, claims, suits and actions brought against Seller or its agents or employees by any person or entity as a result of injuries or damages to persons, entities or property received, arising directly out Purchaser’s inspection or its agents or employees in exercising its rights under the right of entry granted in this Section, except for (i) claims resulting from Seller’s negligence or willful misconduct, (ii) consequential, punitive and speculative damages incurred by Seller; (iii) any loss, cost, damages or fees arising out of pre-existing conditions at the Property, and (iv) any loss, cost, damages or fees resulting from compliance by Purchaser with compliance with laws.

8.	Purchaser’s Contingencies. Purchaser’s obligation to purchase the Property is expressly contingent upon the following (collectively, “Purchaser’s Contingencies”):

8.1.	Feasibility Study. Purchaser’s approval, prior to expiration of the Feasibility Study Period, of the suitability of the Property as a result of the Feasibility Study.

8.2.	[Intentionally Omitted]

8.3.
Parking Confirmation.  Confirmation to Purchaser’s reasonable satisfaction, prior to expiration of the Feasibility Study Period, that at least eighteen (18) underground parking spaces will be available for Purchaser’s use after closing.

8.4.	Title Conditions. The condition of title to the Property and the Survey, if any, shall have been found acceptable by Purchaser in accordance with the provisions of Section 5 hereof.

8.5.
Tenant Estoppel Certificates.  Purchaser shall have received, on or before the Closing Date, estoppel certificates executed by all tenants under the Leases in satisfaction of the requirements of Section 11 hereof in the form attached hereto as Exhibit B (“Estoppel Certificates”).

8.6.	[Intentionally Omitted]

8.7.
Satisfaction/waiver of Purchaser’s Contingencies.  Purchaser’s Contingencies are solely for the benefit of Purchaser.  If however any of Purchaser’s Contingencies are not satisfied by the end of the business day on November 19, 2012, Purchaser will have the right, at its sole election, either to waive any of them in writing and proceed with the purchase or to terminate this Agreement.  If Purchaser elects to terminate this Agreement, the escrow will be terminated, the Deposit, together with any accrued interest, must immediately be returned to Purchaser, all documents and other funds will be returned to the party who deposited them, and neither party will have any further rights or obligations under this Agreement, except as otherwise provided in this Agreement, and except that each party shall pay one-half (1/2) of the cost of terminating the escrow.  If all of Purchaser’s Contingencies have been satisfied or waived by Purchaser on or before November 19, 2012, the Deposit shall become non-refundable to Purchaser and, in the absence of an uncured breach of this Agreement by Seller, shall be paid to Seller in all events even if this Agreement does not close.

9.	CLOSING.

9.1.
Closing date.  This transaction will be closed in escrow by Title Company acting as escrow agent (“Escrow Agent”).  So long as the last of the Purchaser’s Contingencies has been satisfied or waived by Purchaser, the closing shall take place in escrow on December 1, 2012 or earlier by mutual agreement of the parties (the “Closing Date”).   If closing does not occur on or before the Closing Date, or any later date mutually agreed to in writing by Seller and Purchaser, Escrow Agent will immediately terminate the escrow, forward the Deposit to the party entitled to receive it as provided in this Agreement and return all documents to the party that deposited them.

9.2.
Conditions to Closing.  Purchaser’s obligation to close the transactions contemplated under this Agreement is expressly conditioned upon satisfaction of all of Purchaser’s Contingencies.  If any of Purchaser’s Contingencies is not satisfied or previously waived as of the Closing Date (as the same may be extended), then Purchaser may terminate this Agreement by written notice to Seller.  If Purchaser elects to terminate this Agreement, the escrow will be terminated, the Deposit together with any accrued interest must be immediately returned to Purchaser, all documents and other funds will be returned to the party who deposited them, and neither party will have any further rights or obligations under this Agreement, except as otherwise provided in this Agreement, and except that each party shall pay one-half (1/2) of the cost of terminating the escrow.

9.3.	Closing.

9.3.1.	Seller’s escrow deposits. On or before the Closing Date, Seller shall deposit into escrow the following:

9.3.1.1.	The duly executed and acknowledged Deed, conveying marketable fee simple title with all rights appurtenant thereto, in the form attached hereto as Exhibit C;

9.3.1.2.	A nonforeign affidavit pursuant to Section 1445 of the Internal Revenue Code, in the form attached hereto as Exhibit D;

9.3.1.3.	Assignment and Assumption of Leases, in the form attached hereto as Exhibit E (“Lease Assignment”);

9.3.1.4.	Bill of Sale, in the form attached hereto as Exhibit F;

9.3.1.5.	Assignment and Assumption of Intangible Property, in the form attached hereto as Exhibit G (“Intangibles Assignment”);

9.3.1.6.	Assignment and Assumption of Service Contracts, if any, in the form attached hereto as Exhibit H (“Contract Assignment”);

9.3.1.7.	Notices to each of the tenants of the Real Property under the Leases, in the form attached hereto as Exhibit I;

9.3.1.8.	Certificate of Rent Roll in the form attached hereto as Exhibit J;

9.3.1.9.	the Estoppel Certificates;

9.3.1.10.	Seller’s affidavit on the Title Company’s form;

9.3.1.11.	Resolution of Seller authorizing the transaction contemplated by this Agreement;

9.3.1.12.	Closing statement;

9.3.1.13.	Any other documents, instruments, records, correspondence and agreements called for hereunder that have not previously been delivered; and

9.3.2.	Purchaser’s escrow deposits. On or before the Closing Date, Purchaser shall deposit into escrow the following:

9.3.2.1.	Cash in an amount sufficient to pay the Purchase Price, less the Deposit and any accrued interest, plus Purchaser’s share of closing costs;

9.3.2.2.	Lease Assignment;

9.3.2.3.	Intangibles Assignment;

9.3.2.4.	Contract Assignment;

9.3.2.5.	Certificate of Real Estate Value;

9.3.2.6.	Closing statement;

9.3.2.7.	Any other documents or instruments Purchaser is obligated to provide pursuant to this Agreement (if any) in order to close this transaction; and

9.3.3.
Additional instruments and documentation.  Seller and Purchaser shall each deposit any other instruments and documents that are reasonably required by Escrow Agent or otherwise required to close the escrow and consummate the purchase and sale of the Property in accordance with this Agreement.

9.4.	Closing costs.

9.4.1.
Seller’s costs.  Seller shall pay (i) the search and exam fees and the premium for the Title Policy, (ii) any recording fees necessary to remove encumbrances, (iii) the cost of the deed tax due on the account of the sale hereunder, and (iv) one-half of Title Company’s escrow fee.

9.4.2.	Purchaser’s costs. Purchaser shall pay (i) the cost of any endorsements required by Purchaser, (ii) the cost of recording the Deed, and (iii) one-half of Title Company’s escrow fee.

9.5.
Foreign Investment in Real Property Tax Act.  The parties agree to comply in all respects with Section 1445 of the Internal Revenue Code and the regulations issued thereunder (the “Regulations”). If Seller is not a “foreign person” (as defined in the Regulations), Seller shall deliver to Purchaser through escrow a nonforeign certificate as prescribed by the Regulations, properly executed and in form and content satisfactory to Purchaser.

10.
ADJUSTMENTS AND PRORATIONS.  The following adjustments and prorations will be made as of 12:01 a.m. on the Closing Date (with Purchaser either responsible for or entitled to a credit for, as the case may be, the actual Closing Date).

10.1.
Rents.  All rents due or payable by tenants of the Property.  All tenant improvement allowances, security deposits, leasing commissions and other concessions under the Leases shall be fully credited to Purchaser.  To the extent any tenants pay estimated amounts for Property operating expenses, the parties agree to prorate between the parties and outside of escrow any funds due to or from tenants once the final actual costs for calendar year 2012 have been determined.

10.2.
Property Taxes.  All property taxes payable in the year of closing and assessments approved by Purchaser, if any, will be prorated as of the Closing Date.  Any interest or penalties due as a result of late payment or delinquency shall be the sole responsibility of Seller and credited to Purchaser.

10.3.
Utilities.  All gas, electric and other utility charges will be prorated as of the Closing Date; provided that the parties may agree to informally prorate such charges outside of escrow to the extent that such charges are not paid by tenants of the Property.

10.4.
Rents and Accounts Payable.  Except as may be otherwise agreed by Seller and Purchaser in writing, all sums due for accounts payable that were owing or incurred in the maintenance or operation of the Property prior to the Closing Date will be paid by Seller on or prior to the Closing Date or adequate provisions reasonably satisfactory to Purchaser will be made in respect to such payment.  Seller agrees to indemnify and hold Purchaser harmless with respect to all such obligations. Purchaser shall furnish to Seller for payment promptly following receipt any bills to be paid by Seller. Except as may otherwise be agreed to by Seller and Purchaser in writing, all accounts payable incurred on or after the Closing Date with respect to the Property will be paid by Purchaser and Purchaser agrees to indemnify Seller with respect thereto.  The provisions of this Section 10.4 shall survive termination of this Agreement.

11.
SELLER’S COVENANTS.  Prior to the Closing Date, Seller shall maintain, repair, manage, operate and keep the Property secured in accordance with Seller’s prior practices, and Seller shall not dissipate or allow waste of any portion of the Property.  Seller shall keep the Property insured in accordance with Seller’s prior practices up to the Closing Date.  Seller shall not enter into or amend any leases or other agreements which will be binding against the Property or Purchaser after Closing without Purchaser’s prior written consent.  Seller shall obtain and deliver to Purchaser Estoppel Certificates executed by the tenants under the Leases.

12.	REPRESENTATIONS AND WARRANTIES.

Seller’s representations and warranties.  Seller represents and warrants to Purchaser as follows.   Any reference to the knowledge of Seller is made only as of the present actual knowledge of or notice to Seller’s president Jonathan Barnett and vice-president Dean Fader, without reasonable investigation.

12.1.	Seller is a corporation, duly organized and in good standing under the laws of Nevada and is duly qualified and authorized to own property and do business in the state of Minnesota.

12.2.	Seller has full power and authority to enter into this Agreement and to convey the Property to Purchaser.

12.3.	Seller has not received notice of any special assessment or condemnation proceedings affecting the Property.

12.4.
Seller has received no notice of any litigation pending or threatened against Seller (or any basis for any claim) that arises out of the ownership of the Property and that might materially and detrimentally affect (i) the use or operation of the Property for Purchaser’s intended use, or (ii) the ability of Seller to perform its obligations under this Agreement, or (iii) the value of the Property.

12.5.
Seller now owns and shall own on the Closing Date, the Property, free and clear of all encumbrances, except the Permitted Exceptions, and Seller shall deliver good, clear and marketable title thereto on the Closing Date, subject only to the Permitted Exceptions.

12.6.	Seller has delivered to Purchaser a correct and complete copy of all documents comprising each Lease and the Rent Roll delivered to Purchaser is true, correct and complete.

12.7.	To Seller’s knowledge, the Leases are in full force and effect and Seller has no knowledge of any default by Seller or any tenant under the Leases.

12.8.	There are no other leases or possessory rights of others regarding the Property other than the Leases.

12.9.
No monthly rent has been paid under the Leases more than one (1) month in advance and no security deposit or prepaid rent has been paid and there are no unexpired periods of free rent under the Leases.

12.10.	Seller has no knowledge of any other permits and licenses required to operate the Property except as listed on Exhibit K in accordance with existing laws, ordinances and regulations.

12.11.	Seller has delivered to Purchaser an accurate and complete copy of each Intangible Property.

12.12.	Except for the Leases and Service Contracts and Permitted Exceptions, there are no other agreements, arrangements or understandings with respect to the Property.

12.13.
Seller has received no written notice that the improvements situated on or comprising the Real Property and the current operation and use thereof are not in compliance with all existing building and zoning and all environmental laws.

12.14.	The Real Property has fully, free and adequate access to and from dedicated public streets.

12.15.	Seller is not a “foreign person”, “foreign partnership”, “foreign trust” or “foreign estate”, as those terms are defined in Section 1445 of the Internal Revenue Code.

12.16.
Except as may be disclosed in writing in the Due Diligence Materials delivered to Purchaser, Seller has received no written notice that the buildings, structures and improvements included within the Property are not structurally sound.

12.17.
The Seller certifies and warrants that the Seller does not know of any “Wells” on the described Property within the meaning of Minn. Stat. § 103I.  This representation is intended to satisfy the requirements of that Statute.

12.18.	Seller has no knowledge that methamphetamine production has occurred on the Property. This representation is intended to satisfy the requirements of Minnesota Statutes Section 152.0275 Subdiv. 2(m).

12.19.	Seller has no knowledge of any aboveground or underground tanks are located in or about the Property, or have been located under, in or about the Property or have subsequently been removed or filled.

12.20.
For the purposes of satisfying any applicable requirements of Minn. Stat. § 115.55, Seller discloses and certifies that: (i) any sewage is generated on the Property is disposed of through the municipally operated sewers; and (ii) Seller has no knowledge of the existence of an abandoned individual sewage treatment system on the Property.

12.21.
Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

12.22.
All of the representations, warranties and covenants of Seller contained in this Agreement are true and correct as of the Effective Date and as of the Closing Date and will survive for twelve (12) months after the early termination or closing of the transaction contemplated by this Agreement.  Seller hereby agrees to indemnify and hold Purchaser harmless from and against and to reimburse Purchaser with respect to any and all claims, demands, causes of action, loss, damages, liabilities, and costs (including reasonable attorneys’ fees and court costs) asserted against or incurred by Purchaser by reason of or arising out of the breach of any representations or warranty set forth herein.

13.
“AS-IS” SALE; LIMITATION; DISCLAIMER NOTICE.  Purchaser and Seller acknowledge that notwithstanding any prior or contemporaneous oral or written representations, statements, documents or understandings, this Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any such prior or contemporaneous oral or written representations, statements, documents or understandings.  Purchaser further acknowledges that, except as expressly set forth in this Agreement or the conveyance documents (i) neither Seller, nor any principal, agent, attorney, employee, broker or other representative of Seller has made any representations or warranties of any kind whatsoever regarding the Property, either express or implied, and (ii) Purchaser is not relying on any warranty, representation or covenant, express or implied, with respect to the Property, except as may be expressly set forth in this Agreement or the conveyance documents, and agrees that Purchaser is acquiring the Property in an “AS-IS” condition with all faults.  Purchaser represents that it will have made all of the investigations and inspections Purchaser deems necessary in connection with its purchase of the Property, and that approval by Purchaser of such inspections pursuant to this Agreement will be deemed approval by Purchaser, including but not limited to the physical condition of the Property and the use, title and the financial aspects of the operation of the Property.

14.	HAZARDOUS MATERIAL.

14.1.	Definitions.

14.1.1.
Definition of “Environmental Laws”.  “Environmental Laws” means any federal, state or local laws, ordinance, permits or regulations, or any common law, regarding health, safety, radioactive materials or the environment, each as amended, and any regulations promulgated thereunder, guidance and directives issued with respect thereto, or policies adopted by the applicable authorities thereunder.

14.1.2.
Definition of “Hazardous Materials”. “Hazardous Materials” means:  (i) any radioactive materials; (ii) any substance or material the transportation, storage, treatment, handling, use, removal or release of which is subject to any Environmental Law; or (iii) any substance or material for which standards of conduct are imposed under any Environmental Law.  Without limiting the generality of the foregoing, “Hazardous Materials” includes: asbestos and asbestos-containing materials (whether or not friable); urea-formaldehyde in any of its forms; polychlorinated biphenyls; oil, used oil; mold; petroleum products and their by-products; lead-based paint; radon; and any substances defined as “hazardous waste,” “hazardous substances,” “pollutants or contaminants,” “toxic substances,” “hazardous chemicals,” “hazardous pollutants,” or “toxic chemicals “under any law, statute, ordinance or regulation governing environmental matters or hazardous materials.

14.2.	Compliance with Environmental Laws. Seller represents and warrants that:

14.2.1.	Seller has no knowledge of the release or presence of any Hazardous Material on, in, from or onto the Property;

14.2.2.
Seller has not generated, manufactured, refined, transported, stored, handled, disposed of or released any Hazardous Materials on the Property, nor has Seller permitted the foregoing; Seller has no knowledge of any tenant having generated, manufactured, refined, transported, stored, handled, disposed of or released any Hazardous Materials on the Property.

14.2.3.	Seller has no knowledge of any notice of any violation of any Environmental Laws;

14.2.4.	Seller has no knowledge of that any action has been commenced or threatened regarding Seller’s compliance with any Environmental Laws;

14.2.5.	Seller has no knowledge of any tanks used for the storage of any Hazardous Materials above or below ground are present or were at any time present on or about the Property; and

14.2.6.	Seller has no knowledge of any action has been commenced or threatened regarding the presence of any Hazardous Materials on or about the Property.

15.	CASUALTY LOSS; CONDEMNATION.

15.1.
If all or any part of the Property is substantially damaged by fire, casualty, the elements or any other cause before the Closing Date, Seller shall immediately give notice to Purchaser, and Purchaser shall have the right to terminate this Agreement and receive back the Deposit by giving Seller written notice thereof within thirty (30) days after Purchaser’s receipt of Seller’s notice.  If Purchaser shall fail to give notice of termination within such thirty-day period, then the parties hereto shall proceed to closing, and Seller shall assign to Purchaser all rights to insurance proceeds resulting from such event.  If eminent domain proceedings are threatened or commenced against all or any part of the Property, Seller shall immediately give notice to Purchaser, and Purchaser shall have the right to terminate this Agreement and receive back the Deposit by giving Seller written notice thereof within thirty (30) days after buyer’s receipt of Seller’s notice.  If Purchaser shall fail to give notice of termination with such thirty-day period, then the parties hereto shall proceed to closing, and Seller shall assign to Purchaser all rights to appear in and receive any award from such proceedings.

16.	POSSESSION. Seller shall deliver possession of the Property to Purchaser on the Closing Date.

17.	EVENTS OF DEFAULT.

17.1.
By Seller.  If there is an uncured event of default under this Agreement by Seller (including a breach of any representation, warranty or covenant), Purchaser will be entitled, in addition to all other remedies available at law or in equity, (a) to seek specific performance of Seller’s obligations under this Agreement but only if suit is commenced within ninety (90) days after the scheduled closing date of December 1, 2012, and (b) to terminate this Agreement by written notice to Seller and Escrow Agent.  If Purchaser terminates this Agreement due to an uncured event of default by Seller, the escrow will be terminated, the entire Deposit must immediately be returned to Purchaser, all documents will be immediately returned to the party who deposited them, and neither party will have any further rights or obligations under this Agreement, except as otherwise provided in this Agreement except that Seller shall pay any costs of terminating the escrow and any cancellation fee for the Preliminary Commitment.

17.2.
By Purchaser.  IN THE EVENT ALL PURCHASER’S CONTINGENCIES HAVE BEEN SATISFIED AND PURCHASER FAILS, WITHOUT LEGAL EXCUSE, TO COMPLETE THE PURCHASE OF THE PROPERTY, THE DEPOSIT MADE BY PURCHASER WILL BE FORFEITED TO SELLER AS THE SOLE AND EXCLUSIVE REMEDY AVAILABLE TO SELLER FOR SUCH FAILURE.

Seller’s Initials	Purchaser’s Initials

18.
NOTICES.  Any notice under this Agreement must be in writing and be delivered by recognized overnight courier service or given via electronic mail. Any notice given by mail must be sent, postage prepaid, by certified or registered mail, return receipt requested. All notices must be addressed to the parties at the following addresses or at such other addresses as the parties may from time to time direct in writing:

Seller:	Dean Fader
Dayhu Investments Ltd.
Suite 400 - 1788 West 5th Ave.
Vancouver BC V6J 1P2
Canada
Email: dfader@dayhu.com

with a copy to:	Montgomery, Purdue, Blankinship & Austin PLLC
701 5th Avenue, Suite 5500
Seattle, WA 98104
Attn: Lynn Hurst
Email: hurst@mpba.com

Purchaser:	Vascular Solutions, Inc.
6464 Sycamore Court
Maple Grove, MN 55369
Attn: James Hennen
Email: JHennen@vasc.com

Any notice will be deemed to have been given, if delivered by courier service, one business day after deposit with the courier service, and if delivered via email, the same day as transmitted, provided that any transmission that occurs after 5:00 p.m. on a business day, or at any time on a Saturday, Sunday or holiday, will be deemed to have occurred as of 9:00 a.m. on the following business day.

19.
BROKERS AND FINDERS.  Except as set forth in this Section, neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder’s fee as a procuring cause of the purchase and sale contemplated by this Agreement, except Kai Thomson of Cassidy Turley, who has represented Seller, and whose commission must be paid by Seller through escrow at closing. If any other broker or finder perfects a claim for a commission or finder’s fee based upon any other contract, dealings or communication, the party through whom the broker or finder makes his or her claim will be responsible for that commission or fee and shall indemnify, defend and hold harmless the other party from and against any liability, cost or damages (including attorneys’ fees and costs) arising out of that claim.  The provisions of this Section 19 shall survive termination or closing of this Agreement.

20.	General Provisions.

20.1	Amendments. This Agreement may be amended or modified only by a written instrument executed by Seller and Purchaser.

20.2
Continuation and Survival of Representations and Warranties.  All representations and warranties by the respective parties contained in this Agreement or made in writing pursuant to this Agreement are intended to and will remain true and correct as of the time of Closing Date, will be deemed to be material and will survive the execution and delivery of this Agreement and the delivery of the Deed and transfer of title for a period of twelve (12) months.  Such representations and warranties, however, are not assignable and do not run with the land, except as may be expressly provided herein or contained in a written instrument signed by the party to be charged.

20.3	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the state of Minnesota.

20.4
Entire Agreement.  This Agreement and the exhibits to it constitute the entire agreement between the parties with respect to the purchase and sale of the Property, and supersede all prior agreements and understandings between the parties relating to the subject matter of this Agreement.

20.5
Attorney Fees.  If either party fails to perform any of its obligations under this Agreement or if a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in the dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights under this Agreement, including, without limitation, court costs and reasonable attorney fees incurred in connection with any federal, state or bankruptcy court proceeding.

20.6	Time of the Essence. Time is of the essence of this Agreement.

20.7
Waiver.  Neither Seller’s nor Purchaser’s waiver of the breach of any covenant under this Agreement will be construed as a waiver of the breach of any other covenants or as a waiver of a subsequent breach of the same covenant.

20.8
Nonmerger. The terms and provisions of this Agreement, including, without limitation, all indemnification obligations, will not merge in, but will survive, the closing of the transaction contemplated under this Agreement.

20.9
Assignment.  Purchaser shall not assign this Agreement without Seller’s prior written consent, which consent may not be unreasonably withheld or delayed.  Notwithstanding the foregoing, Purchaser may, upon prior written notice to Seller but without Seller’s consent, assign this Agreement to any partnership, limited liability company, corporation or other entity (i) that is the parent of Purchaser, or to a wholly-owned subsidiary of Purchaser or of such parent, (ii) in which Purchaser or one or more principals of Purchaser either directly or indirectly holds a controlling interest, or (iii) that is not affiliated with Purchaser and that has comparable financial strength adequate to consummate the acquisition of the Property under the terms of this Agreement.

20.10
Negotiation and Construction.  This Agreement and each of its terms and provisions are deemed to have been explicitly negotiated between the parties, and the language in all parts of this Agreement will, in all cases, be construed according to its fair meaning and not strictly for or against either party.

20.11
Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday.  The final day of any such period will be deemed to end at 5 p.m., Central Time.

20.12
Section 1031 Exchange.  Each party agrees to cooperate with the other and/or the other’s principals in effectuating a like-kind exchange under Section 1031 of the Internal Revenue Code.  Each party shall execute such documents as may be necessary or appropriate to assist with a contemporaneous or deferred exchange arrangement requested by the other on the conditions that the non-requesting party will have no liability whatsoever in connection with such exchange, the non-requesting party will not be required to incur any expense in connection therewith and that the requesting party indemnifies and holds the non-requesting party harmless from any such liability or expense, including all of the non-requesting party’s costs and attorney fees related thereto.

           20.13           Exhibits.  The following exhibits are attached to and made a part of this Agreement by this reference.

EXHIBIT A – Legal Description
EXHIBIT B - Tenant Estoppel Certificate
EXHIBIT C – Deed
EXHIBIT D – Non-foreign Affidavit
EXHIBIT E – Lease Assignment
EXHIBIT F – Bill of Sale
EXHIBIT G – Intangibles Assignment
EXHIBIT H – Contract Assignment
EXHIBIT I – Notice to Tenants
EXHIBIT J – Certificate of Rent Roll
EXHIBIT K – Permits and Licenses
EXHIBIT L – Earnest Money Escrow Agreement

[Signatures appear on following page]

 SELLER

Dayhu Investments U.S. Corporation, a Nevada corporation

By:
Name: Dean Fader
Title: Vice President

PURCHASER

Vascular Solutions, Inc., a Minnesota corporation

By
Name
Title

EXHIBIT A

LEGAL DESCRIPTION

Lot 1, Block 1, Northgate Plaza Park 2nd Addition, according to the recorded plat thereof, Hennepin County, Minnesota.

EXHIBIT B

FORM OF TENANT ESTOPPEL CERTIFICATE

____________, 2012
Purchaser:	Seller:

Vascular Solutions, Inc.	Dayhu Investments US Corporation
6464 Sycamore Court	Suite 400 – 1788 West 5th Avenue
Maple Grove, Minnesota 55369	Vancouver BC V6J 1P2 Canada

Re:         6401 Sycamore Court, Maple Grove, MN (“Property”)

Ladies and Gentlemen:

Please be advised that the undersigned (“Tenant”) hereby certifies as of the above date as follows with respect to the premises (“Premises”) it leases in the referenced Property.

1.	Name of Tenant: _____________________________________
Address or Suite: ____________________________________

2.
The lease dated  _______________  is the only lease between Tenant and Dayhu Investments US Corporation (“Landlord”) affecting the Premises and has not been amended, modified, changed, altered or supplemented (collectively, the “Lease”).  Please attach copies of the Lease, including all amendments, modifications, or letter agreements.  The Lease is in full force and effect unmodified except as set forth on Exhibit A.

3.	Date of commencement of Lease term: ________________________________

4.	Date of termination of Lease term: ________________________________

5.	Tenant has no options to renew except as set follows:______________________

6.	Tenant is currently paying $______________________ in monthly rent and such rent has beeen paid through______________________

7.
Tenant is not entitled to receive any concessions (i.e., rental abatements), improvement allowances, moving allowances or other monetary or non-monetary concessions) from and after the date hereof, except as follows: __________________________.

8.	Annual common area contributions: __________________ .

9.	Annual real estate tax reimbursement ________________________

10.	Tenant is currently paying $ ________________________ monthly reimbursement for capital improvements.

11.	Tenant has not assigned or sublet the Premises and the undersigned is in possession and occupancy of the Premises under its Lease. Total square footage of the Premises is________________ .

12.	Amount of any pre-paid rent or any other credits (for periods other than the current month): ______________________.

l3.
There is no uncured default on the part of the Landlord under the Lease, and the Tenant has no offsets, defenses, liens, claims or credits against rents due under the Lease.  The Landlord has satisfactorily performed and the Tenant has accepted all work, if any, required pursuant to the terms of the Lease and the Landlord has paid all improvement and other monetary allowances required to be paid through the date hereof pursuant to the terms of the Lease.

14.	Amount of Security Deposit: ______________________________ . .

15.	The following is (are) guarantor(s) of Tenant’s obligation under the Lease:_________________
_____________________________________________________________________ Address of Guarantor:_________________________________________________________________

16.
Tenant’s interest in the Lease is not subject to any mortgages, liens or other encumbrances.  The Lease contains no restrictions on use of any other space at the Property, and Tenant has not been granted any exclusive rights to use of its space for a particular purpose.

17.	Tenant does not have any rights or options to purchase the Premises or any portion of the Property.

18.  Tenant does not have any rights of  first refusal, rights of first offer, or any rights to terminate the lease, except as follows:  ________________________

19.	Tenant does not use, and to the best of Tenant’s knowledge the Premises have not been used, for the storage, generation or use of toxic or hazardous materials.

20.	Address for notices to Tenant under the Lease:

19.           Buyer, Seller, and their  respective successors and assigns, may rely on the information set forth in this letter.

Very truly yours,

Tenant:
Authorized Signatory

Print/Type:

Date:

*Please be sure that you have addressed all areas above.

EXHIBIT “A”
TO
TENANT ESTOPPEL CERTIFICATE

Lease

EXHIBIT C

FORM OF GENERAL WARRANTY DEED

(Top 3 inches reserved for recording data)

WARRANTY DEED
Business Entity to Business Entity

DEED TAX DUE: $[…]	DATE: [month/day/year]

FOR VALUABLE CONSIDERATION, Dayhu Investments U.S. Corporation, a corporation under the laws of Nevada (“Grantor”), hereby conveys and warrants to Vascular Solutions, Inc., a corporation under the laws of Minnesota (“Grantee”), real property in Hennepin County, Minnesota, legally described as follows:
[…]

Check here if all or part of the described real property is Registered (Torrens) ☐
together with all hereditaments and appurtenances belonging thereto, subject to the following exceptions:
[…]

Check applicable box:		Grantor

☐	The Seller certifies that the Seller does not know of any .	Dayhu Investments U.S. Corporation
wells on the described real property
☐	A well disclosure certificate accompanies this document or has been
	electronically filed. (If electronically filed, insert WDC number: […].)	By:
☐	I am familiar with the property described in this instrument and	Name:
	I certify that the status and number of wells on the	Its:
described real property have not changed since the last previously filed well disclosure certificate.

State of ____________
County of __________

This instrument was acknowledged before me on _______________, 2012 by _____________________ as ____________________ of Dayhu Investments U.S. Corporation, a Nevada corporation.

(Stamp)

Title (and Rank):

My commission expires:

THIS INSTRUMENT WAS DRAFTED BY:	TAX STATEMENTS FOR THE REAL
PROPERTY DESCRIBED IN THIS
Dorsey & Whitney LLP (AVD)	INSTRUMENT SHOULD BE SENT TO:
50 South Sixth Street, Suite 1500
Minneapolis, MN 55402	Vascular Solutions, Inc.

EXHIBIT D

NON-FOREIGN AFFIDAVIT

Section 1445 of the Internal Revenue Service Code of 1986 provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.  To inform the transferee that withholding tax is not required upon disposition of a U.S. real property interest by Dayhu Investments U.S. Corporation, a Nevada corporation (“Transferor”), to Vascular Solutions, Inc., a Minnesota corporation (“Transferee”), the undersigned hereby certifies the following on behalf of the Transferor:

1.           Transferor is not a foreign corporation, partnership, trust, estate, or individual as those terms are defined in the Internal Revenue Code and Income Tax Regulations;

2.           Transferor’s U.S. Employer Identification Number is ___________;

3.           Transferor's principal office is Suite 400, 1788 West 5th Avenue, Vancouver BC V6J 1P2, Canada; and

4.           Transferor is not a “disregarded entity” as defined in IRS Regulation 1.1445-2(b)(2)(iii).

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement made herein could be punished by fine, imprisonment, or both.

           Under the penalties of perjury, I, the undersigned, declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have all authority to sign on behalf of Transferor.

DATED this _______ day of __________, 2012.

DAYHU INVESTMENTS U.S. CORPORATION

Date	By:
Name :
Title :

STATE OF	)
) ss.
COUNTY OF	)

The foregoing document was acknowledged before me this __________ day of __________ , 2012, by _________________, the __________ of Dayhu Investments U.S. Corporation, a Nevada corporation, on behalf of the corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My commission expires:

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

DATE:	____________________, 2012

ASSIGNOR:	DAYHU INVESTMENTS U.S. CORPORATION,
a Nevada corporation

ASSIGNEE:	VASCULAR SOLUTIONS, INC.,
a Minnesota corporation

RECITALS:

WHEREAS, Assignor and Assignee have entered into that certain Purchase Agreement, dated ____ ___, 2012, wherein Assignor agreed to sell and Assignee agreed to buy that certain real property described on Exhibit “A” attached hereto and incorporated herein by this reference, together with all improvements located thereon (collectively, the “Real Property”); and

WHEREAS, Assignee desires to assume and Assignor desires to assign to Assignee the leases currently existing on the Real Property, which leases are more particularly described on Exhibit “B” attached hereto and incorporated herein by this reference (the “Leases”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.           Assignment.  Assignor conveys and assigns to Assignee, without warranty of any kind or nature whatsoever and subject to provisions of the Leases, all of Assignor’s right, title and interest as landlord, in and to (a) the Leases; and (b) all security deposits, letters of credit, pledges, prepaid rent or other sums held or controlled by Assignor as the landlord under the Leases, including, but not limited to any set forth on Exhibit “C” attached hereto (collectively, the “Security Deposits”), together with the right to receive any and all sums and proceeds arising out of said Leases, from and after the date of this Assignment.

2.           Assumption.  Assignee assumes and agrees to be bound by and perform all of Assignor’s and the landlord’s liabilities and obligations under and pursuant to the Leases, if any, and agrees to perform and observe all of the covenants and conditions contained in the Leases, from and after the date of this Assignment; and agrees to hold or apply the Security Deposits in accordance with the terms of the Lease under which the Security Deposits were made.

3.           Indemnity.  Assignee agrees to indemnify and hold Assignor harmless from and against any and all loss, cost or expense resulting by reason of Assignee’s failure to perform any of the obligations of landlord under the Leases arising and relating to periods from and after the date hereof.  Assignor agrees to indemnify and hold Assignee harmless from and against any and all loss, cost or expense resulting by reason of Assignor’s failure to perform any of the obligations of Assignor as landlord under the Leases during Assignor’s ownership of the Real Property, prior to the date hereof.

4.           Binding Effect.  This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

DATED as of the day and year first above written.

ASSIGNOR:

DAYHU INVESTMENTS U.S. CORPORATION

By:
Name:
Title:

ASSIGNEE:

VASCULAR SOLUTIONS, INC.

By:
Name:
Title:

STATE OF ___________________)
 ) ss.
COUNTY OF  _________________)

The foregoing document was acknowledged before me this ____ day of ________, 2012, by ________________, the _________ of Dayhu Investments U.S. Corporation, a Nevada corporation, on behalf of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_____________________________________________________________________
Notary Public

My commission expires:

__________________________________________

STATE OF     _________________)
) ss.
COUNTY OF      _______________)

The foregoing document was acknowledged before me this ____ day of ________, 2012, by __________________________, the _________________________ of Vascular Solutions, Inc., a Minnesota corporation, on behalf of the corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_____________________________________________________________________
Notary Public

My commission expires:

__________________________________________

EXHIBIT “A”
TO
ASSIGNMENT AND ASSUMPTION OF LEASES

Legal Description of Real Property

Lot 1, Block 1, Northgate Plaza Park 2nd Addition, according to the recorded plat thereof, Hennepin County, Minnesota.

EXHIBIT “B”
TO
ASSIGNMENT AND ASSUMPTION OF LEASES

Leases

EXHIBIT “C”
TO
ASSIGNMENT AND ASSUMPTION OF LEASES

Security Deposits

EXHIBIT F

FORM OF BILL OF SALE

Dayhu Investments U.S. Corporation, a Nevada corporation (“Seller”), in consideration of the sum of One Dollar and other good and valuable consideration to it in hand paid by Vascular Solutions, Inc., a Minnesota corporation (“Buyer”), the receipt and sufficiency of which is hereby acknowledged, does hereby grant, bargain, sell and convey unto Buyer all furniture, fixtures, personal property, and equipment owned by Seller and located on, as of the date hereof, in or about the real property described on Exhibit A attached hereto and made a part hereof (the “Property”).

TO HAVE AND TO HOLD THE SAME unto the Buyer, its successors and assigns forever.

And Seller, for itself and its successors and assigns, does hereby covenant and agree to and with Buyer, its successors and assigns, that Seller is the lawful owner of said Property and has good right to sell the same as aforesaid; that the same are free from all encumbrances, and that Seller will warrant and defend the sale of said Property hereby made unto the Buyer, its successors and assigns, forever against all and every person or persons whomsoever, lawfully claiming or to claim the same.

IN WITNESS WHEREOF, the Seller has caused these presents to be executed and delivered on and as of ___________________, 2012.

DAYHU INVESTMENTS U.S. CORPORATION, a Nevada corporation

By:
Name:
Title:

EXHIBIT “A” TO

BILL OF SALE

Lot 1, Block 1, Northgate Plaza Park 2nd Addition, according to the recorded plat thereof, Hennepin County, Minnesota.

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY

ASSIGNMENT AND ASSUMPTION OF

INTANGIBLE PROPERTY RIGHTS

THIS ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY RIGHTS (this “Assignment”) is made as of the _________ day of ______________, 2012 (“Effective Date”), by and between DAYHU INVESTMENTS U.S. CORPORATION, a Nevada corporation (“Assignor”), and VASCULAR SOLUTIONS, INC., a Minnesota corporation (“Assignee”).

RECITALS:

On even date herewith Assignor has conveyed to Assignee the real property located at 6401 Sycamore Court, Maple Grove, Minnesota, legally described on Exhibit A attached hereto and made a part hereof (the “Real Property”).

           B.           Assignor desires to assign to Assignee all of Assignor’s right, title and interest in any and all plans, specifications, guarantees, contracts, permits, licenses, records, warranties, and intangible personal property owned by Assignor and used in connection with the Real Property and Assignee desires to accept such assignment and assume such obligations of Assignor first arising under such assignment from and after the date hereof.

           NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.           Assignment.  Assignor hereby conveys, assigns, transfers, and sets over unto Assignee, all Assignor’s right, title and interest, to the extent assignable, in and to any and all intangible property owned by Assignor and used in connection with the Real Property and the buildings and improvements located thereon (the “Property”), including without limitation: (i) all plans and specifications in the possession of Assignor which were prepared in connection with any of the Property, (ii) existing or prospective agreements, plans, and/or licenses with and/or from (A) governmental bodies, entities and agencies, (B) contractors and subcontractors, and (C) utility companies, with respect to the Property; (iii) all environmental reports, soil studies, engineering reports and agreements with the firms preparing such reports and/or studies, and all other contracts, subcontracts and agreements relating to the Property, (iv) to the extent that the same are in effect as of the date hereof, any approvals, licenses, permits and other written authorizations necessary for the construction, development, use, operation or ownership of the Property, (v) all hereditaments, privileges, tenements and appurtenances belonging to the Property, (vi) all right, title and interest of Assignor in and to all open or proposed highways, streets, roads, avenues, alleys, easements, strips, gores and rights-of-way in, on, across in front of, contiguous to, abutting or adjoining the Property, (vii) all “Records” and “Intangible Property” as those terms are defined in the PSA (as defined below), including, without limitation, those described on the attached Exhibit B, and (viii) other intangibles pertaining to the Property including any third party warranties and/or guaranties (e.g. roof warranties) and the right to the name “Sycamore Plaza” (collectively, the “Intangibles”), but excluding cash on hand and in bank and escrow accounts, whether held by utility companies, local governmental units, mortgage lenders or Assignor, if any, and further excluding any furniture, furnishings, fixtures, business equipment or articles of personal property belonging to any tenant occupying the Property or otherwise excluded pursuant to that certain Real Estate Purchase and Sale Agreement between Assignor, as seller, and Assignee as purchaser, dated ______________, 2012, for the sale and purchase of the Property (the “PSA”).

2.           Assumption.  Assignee does hereby accept the foregoing Assignment subject to the terms and conditions herein contained, and does hereby assume as of the date hereof and become responsible for and agree to perform, discharge, fulfill and observe all obligations, covenants, conditions and provisions first accruing from and after the date hereof with respect to the above-described Intangibles.

3.           Indemnification.  Assignor agrees to indemnify, defend and hold Assignee harmless from and against any claims asserted against Assignee regarding the Intangibles and shall reimburse Assignee for any costs and expenses incurred in connection with such claims, including reasonable attorneys’ fees related to such claims, to the extent such claims arise out of the failure of Assignor to comply with or to perform any obligation regarding the Intangibles accruing prior to the Effective Date.  Assignee agrees to indemnify, defend and hold Assignor harmless from and against any claims asserted against Assignor regarding the Intangibles and shall reimburse Assignor for any costs and expenses incurred in connection with such claims, including reasonable attorneys’ fees related to such claims, to the extent such claims arise out of the failure of Assignee to comply with or to perform any obligation regarding the Intangibles first accruing on or after the Effective Date.

4.           Miscellaneous.  This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee and their respective successors and assigns.  This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original and together which shall constitute one and the same agreement.

5.           Binding Effect.  This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

[The balance of this page has been left blank intentionally.]

           IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the _____ day of __________, 2012, which instrument is effective this date.

ASSIGNOR:

DAYHU INVESTMENTS U.S. CORPORATION, a Nevada corporation

By:
Name:
Title:

ASSIGNEE:

VASCULAR SOLUTIONS, INC., a Minnesota corporation

By:
Name:
Title:

EXHIBIT “A” TO

ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY RIGHTS

Legal Description

Lot 1, Block 1, Northgate Plaza Park 2nd Addition, according to the recorded plat thereof, Hennepin County, Minnesota.

EXHIBIT “B” TO

ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY RIGHTS

[List of Contracts, Permits and Warranties]

EXHIBIT H

FORM OF ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS (this “Agreement”) is entered into this ____ day of _______________, 2012 (the “Effective Date”), by and between Dayhu Investments U.S. Corporation, a Nevada corporation, as assignor (“Assignor”), and Vascular Solutions, Inc., a Minnesota corporation, as assignee (“Assignee”).

RECITALS:

           A.           Assignor has, by documents of even date herewith, conveyed to Assignee all of Assignor's right, title and interest in and to the property located at and known as Sycamore Plaza, 6401 Sycamore Court, Eden Prairie, Minnesota (the “Property”).

B.           The Property is serviced by the following contracts: _______________________________________________________________(the “Contracts”).

C.           Assignor desires to assign all of its right, title and interest under the Contracts to Assignee, and Assignee desires to accept the assignment of the Contracts and assume and agree to perform all obligations of Assignor under the Contracts arising on and after the Effective Date, in accordance with their terms.

           NOW, THEREFORE, in consideration of the mutual covenants set forth below, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Assignment.  Assignor hereby assigns, transfers and conveys to Assignee, all of Assignor's right, title, and interest in and to the Contracts as of the Effective Date.

2.           Assumption.  Assignee hereby assumes all of Assignor's responsibilities, liabilities and obligations under the Contracts to the extent relating to periods on or after the Effective Date, and Assignee agrees to perform and observe all of Assignor's responsibilities, obligations, covenants and conditions contained in the Contracts arising from and after the Effective Date.  This Agreement does not release Assignor from any claims arising from or related to the terms of the Contracts prior to the Effective Date.

3.           Indemnification.  Notwithstanding the foregoing, Assignor shall indemnify and hold harmless Assignee from and against any damage, deficiency, penalty, fine, cost, amount paid in settlement, monetary loss, expense or fee, including court costs and reasonable attorneys’ fees and expenses, which may be asserted against, imposed upon, or incurred by Assignee to the extent caused by Assignor’s failure to comply with the Contracts prior to the Effective Date.  Notwithstanding the foregoing, Assignee shall indemnify and hold harmless Assignor from and against any damage, deficiency, penalty, fine, cost, amount paid in settlement, monetary loss, expense or fee, including court costs and reasonable attorneys’ fees and expenses, which may be asserted against, imposed upon, or incurred by Assignor to the extent caused by Assignee’s failure to comply with the Contracts from and after the Effective Date.

4.           Further Assurances.  For the twelve (12)–month period commencing on the Effective Date, Assignee and Assignor will take all appropriate action and execute any documents, instruments or conveyances of any kind that may be reasonably requested by Assignor or Assignee, respectively, to carry out any of the provisions of this Agreement.

5.           Miscellaneous.  This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  This Agreement shall be construed in accordance with the laws of the State of Minnesota.  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement.  No supplement, modification or amendment of this Agreement shall be binding unless in writing and executed by Assignee and Assignor.

6.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  The transmission of a signed counterpart of this Agreement by facsimile or portable document file (“PDF”) shall have the same force and effect as delivery of an original signed counterpart of this Agreement, and shall constitute valid and effective delivery for all purposes.  Any party hereto shall, however, deliver an original signature of this Agreement to the other party upon request.

[The balance of this page has been left blank intentionally.]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

ASSIGNOR:

Dayhu Investments U.S. Corporation

By:
Name:
Title:

ASSIGNEE:

Vascular Solutions, Inc.

By:
Name:
Title:

EXHIBIT I

FORM OF NOTICE TO TENANTS

_____________________, 2012

[Tenant notice address]
__________________
__________________

Re:           Your lease (the “Lease”) at 6401 Sycamore Court, Maple Grove, MN (the “Building”)

Dear Tenant:

           You are hereby notified that Dayhu Investments U.S. Corporation has sold the Building to Vascular Solutions, Inc., a Minnesota corporation (“New Owner”), effective as of __________, 2012 (the “Closing Date”).  In connection with such sale, your Lease has been assigned to New Owner, and the security deposit in the amount of $_____________ as security pursuant to the Lease is being transferred to New Owner.

           In connection with this transaction, (a) all of your obligations under the Lease from and after the Closing Date (including your obligation to pay rent) shall be performable to and for the benefit of New Owner, and (b) all of the obligations of the landlord under the Lease from and after the Closing Date shall be the binding obligations of New Owner.  The address of New Owner for all purposes under the Lease is:

Vascular Solutions, Inc.

We want to take this moment to thank you for your tenancy.

Very truly yours,

Dayhu Investments U.S. Corporation

By:
Name:
Title:

EXHIBIT J

CERTIFICATE OF RENT ROLL

The undersigned certifies that the information contained on the Rent Roll attached hereto is correct and complete as of the date hereof.  To the knowledge of the undersigned, the Leases described in the Rent Roll are in full force and effect and neither the undersigned, nor any tenant, is in default under the Leases.  There are no other leases or possessory rights of others regarding the Real Property (as such term is defined in the Purchase Agreement dated ________, 2012) except as described on the attached Rent Roll.

Dayhu Investments U.S. Corporation, a Nevada corporation

By:
Name:	Dean Fader
Title:	Vice President

RENT ROLL ATTACHED TO CERTIFICATE OF RENT ROLL

[Attach.]

EXHIBIT K

PERMITS AND LICENSES

[List permits and licenses required for the operation of the Property.]

EXHIBIT L

EARNEST MONEY ESCROW AGREEMENT

           This EARNEST MONEY ESCROW AGREEMENT (this "Agreement") is made as of ____________, 2012 by and among Dayhu Investments U.S. Corporation, a Nevada corporation (“Seller”), Vascular Solutions, Inc., a Minnesota corporation (“Buyer”), and First American Title Insurance Company (the "Escrow Agent").

RECITALS:

           A.           By that certain Purchase Agreement dated __________, 2012 (the "Purchase Agreement"), between Seller and Buyer, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller all of Seller’s right, title and interest in and to the Property (defined in the Purchase Agreement), upon and subject to the terms and provisions set forth in the Purchase Agreement.

           B.           Seller and Buyer desire that Escrow Agent act as escrowee to receive, hold and disburse funds in the manner hereinafter set forth.

           C.           Unless otherwise provided herein, all capitalized words and terms used herein will have the same meanings ascribed to such words and terms as in the Purchase Agreement.

           NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT:

   1.           Buyer will deposit with Escrow Agent the following sums:

           1.1           $650,000.00 as earnest money (the "Earnest Money") upon the full execution of this Agreement.

The Earnest Money will, upon receipt by Escrow Agent, be invested in Escrow Agent's customary interest bearing account.  The party that receives the Earnest Money pursuant to the Purchase Agreement shall be entitled to the interest accrued thereon.  Escrow Agent shall acknowledge to Seller, in writing, receipt of the Earnest Money when it is delivered to Escrow Agent.

           2.           Buyer's Tax Identification Number is:  ______________.  Seller’s Tax Identification Number is:.

           3.           Escrow Agent will hold the Earnest Money in accordance with the terms of the Purchase Agreement and disburse the same strictly in accordance with such terms.

           4.           Escrow Agent will not be responsible for any penalties or loss of interest or any delays in withdrawing funds which may be incurred upon withdrawal of the Earnest Money in accordance with instructions given hereunder except to the extent attributable to Escrow Agent's negligence or intentional acts or omissions.

           5.           In the event Escrow Agent receives written notice of default, non-performance, dispute or exercise of right under the Purchase Agreement from Seller or Buyer accompanied by a demand for delivery to such party of the Earnest Money (or the portion thereof that, as of the date of such termination, Buyer has deposited in accordance with the Purchaser Agreement), Escrow Agent is immediately to give written notice to the other party of such claim and accompanying demand.  In the event the other party fails to dispute or object to such claim and demand within five (5) business days from the date of Escrow Agent's written notice, Escrow Agent is authorized to deliver the Earnest Money (or the portion thereof that, as of the date of such termination, Buyer has deposited in accordance with the Purchaser Agreement) to the party making such claim and demand.  In the event the other party disputes or objects to the aforesaid claim and demand within the 5-business day period prescribed herein, Escrow Agent is not to deliver the Earnest Money deposited hereunder without receipt of a mutual agreement of the parties, in writing, or appropriate court order.  Subject to the foregoing, this Agreement will at all times be subject to the joint order of Seller and Buyer and upon such joint order Escrow Agent will deliver the Earnest Money as instructed by such joint order.

           6.           Buyer and Seller will be equally responsible for any costs charged by Escrow Agent to hold the Earnest Money in an escrow account and for payment of any investment fee.

      7.      All notices and notifications required or permitted under this Agreement to be sent from one party to the other must be in writing and sent by a nationally recognized private carrier of overnight mail (e.g., Federal Express) or by United States certified mail, return receipt requested and postage prepaid, to either party as set forth below, or at such other addresses as the parties may designate by written notice from time to time given at least ten (10) days in advance of the effective date of such change.  All notices are deemed effective on receipt or refusal.

If to Seller:	Dean Fader
Dayhu Investments Ltd.
Suite 400 - 1788 West 5th Ave.
Vancouver BC V6J 1P2
Canada
Email: dfader@dayhu.com

with a copy to:	Montgomery, Purdue, Blankinship & Austin PLLC
701 5th Avenue, Suite 5500
Seattle, WA 98104
Attn: Lynn Hurst
Email: hurst@mpba.com

If to Purchaser:	Vascular Solutions, Inc.
6464 Sycamore Court
Maple Grove, MN 55369
Attn: James Hennen
Email: JHennen@vasc.com

If to Escrow Agent:	First American Title Insurance Company
_____________________________________________________________
_____________________________________________________________
Attn: _________________________________________________________
Fax #: ______________________________________________________

           All notices will be deemed given upon deposit in the United States mail, certified or registered, or if given to an overnight courier guaranteeing next day delivery and on the same day if sent by personal delivery or facsimile (with proof of transmission).  Attorneys for each party will be authorized to give notices for each such party.  Any party may change its address for the service of notice by giving written notice of such change to the other party, in any manner above specified.

           8.           This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Purchase Agreement.

           9.           This Agreement will be governed by and construed in accordance with the laws of the State of   Minnesota.  In the event that any provision hereof will be deemed illegal or unenforceable, said provision will be severed herefrom and the remainder of this Agreement will be enforced in accordance with the intentions of the parties as herein expressed.

           10.           This Agreement may not be amended or altered except by an instrument in writing executed by all the parties hereto.

           11.           This Agreement may be executed in any number of counterparts, all of which are considered one and the same Agreement notwithstanding that all parties hereto have not signed the same counterpart.  Signatures of this Agreement which are transmitted by facsimile or electronic mail are valid for all purposes.  Any party shall, however, deliver an original signature of this Agreement to the other party upon request.

[The balance of this page has been left blank intentionally.]

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BUYER:

VASCULAR SOLUTIONS, INC.

By:
Name:
Title:

SELLER:

DAYHU INVESTMENTS U.S. CORPORATION

By:
Name:
Title:

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:
Date: